Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

GATX CORPORATION REPORTS 2024 FOURTH-QUARTER AND FULL-YEAR RESULTS
•Fourth-quarter 2024 net income was $76.5 million or $2.10 per diluted share; full-year 2024 net income was $284.2 million or $7.78 per diluted share
•Rail North America’s fleet utilization remained above 99%; Lease Price Index (LPI) at 26.7%
•Full-year investment volume exceeded $1.6 billion
•Company initiates 2025 earnings guidance of $8.30–$8.70 per diluted share

CHICAGO, Jan. 23, 2025 - GATX Corporation (NYSE: GATX) today reported 2024 fourth-quarter net income of $76.5 million or $2.10 per diluted share, compared to net income of $66.0 million or $1.81 per diluted share in the fourth quarter of 2023. The 2024 and 2023 fourth-quarter results include net positive impacts of $0.17 per diluted share and $0.07 per diluted share, respectively, from Tax Adjustments and Other Items.

Net income for the full-year 2024 was $284.2 million or $7.78 per diluted share, compared to $259.2 million or $7.12 per diluted share in the prior year. The 2024 full-year results include a net negative impact of $0.11 per diluted share from Tax Adjustments and Other Items. The 2023 full-year results include a net positive impact of $0.05 per diluted share from Tax Adjustments and Other Items. Details related to Tax Adjustments and Other Items are provided in the attached Supplemental Information.

"Based on strong performance throughout the year, GATX delivered 2024 full-year financial results that exceeded our original expectations," said Robert C. Lyons, president and chief executive officer of GATX. "In Rail North America, demand for existing railcars remained steady, as expected. We continued to extend lease renewal terms at attractive rates while maintaining high fleet utilization and strong renewal success rate. This enabled us to embed a high level of quality, long-term committed cash flow into the business. In addition to the commercial results, we also invested over $1.1 billion in our North American rail business in 2024. We continued to expand the platform through opportunistic railcar purchases in addition to investments made under our existing supply agreement. Additionally, we experienced continued strong demand for GATX assets in the secondary market, allowing us to optimize the fleet through railcar sales and generate significant asset remarketing income.

"Rail International produced solid operating results. During the year, GATX Rail Europe and GATX Rail India reached significant fleet count milestones, crossing the 30,000 and 10,000 wagon marks, respectively. Our fleet utilization in both regions remained high, and we continued to experience increases in renewal lease rates compared to expiring rates for most railcar types.

"In Engine Leasing, the Rolls-Royce and Partners Finance affiliates and our wholly owned aircraft spare engine portfolio achieved excellent results as strong global demand for aircraft engines continued. Growth in passenger air travel was robust, and global air travel has exceeded pre-pandemic levels. During the year, we executed on attractive opportunities to increase our investment in engines, both directly and within RRPF. In 2024, we added 10 engines to our wholly owned portfolio for over $260 million, bringing the net book value of the portfolio to over $930 million. Separately, RRPF invested over $900 million, bringing the net book value of the joint venture's portfolio to over $4.7 billion."

Mr. Lyons added, "For 2025, we currently expect a stable railcar leasing market in North America. While we anticipate higher lease revenue as we continue to renew expiring leases at higher lease rates across many car types, net maintenance expense is likely to be higher as tank car qualification work is expected to remain elevated in 2025. Combined with higher interest expense and modestly lower asset remarketing income, we expect Rail North America's 2025 segment profit to be up slightly from 2024. In Rail International, we anticipate higher segment profit driven by more railcars on lease at higher lease rates for most car types. In Engine Leasing, we expect RRPF and our wholly owned portfolio to produce strong results again, driving growth in segment profit, as expected increases in air travel demand will continue to drive aircraft engine demand."

Mr. Lyons concluded, "In 2024, we once again executed on our strategy of investing in economically attractive opportunities in our core businesses. We believe these disciplined investments will continue to drive earnings growth at GATX in 2025 and beyond. Based on our current outlook, we expect 2025 earnings to be in the range of $8.30–$8.70 per diluted share."

RAIL NORTH AMERICA
Rail North America reported segment profit of $84.5 million in the fourth quarter of 2024, compared to $66.7 million in the fourth quarter of 2023. For the full year, Rail North America reported segment profit of $356.0 million in 2024, compared to $307.3 million in 2023. Higher 2024 fourth-quarter and full-year segment profits were driven primarily by higher lease revenue, partially offset by higher interest expense.

As of Dec. 31, 2024, Rail North America’s wholly owned fleet was approximately 111,400 cars, including approximately 8,400 boxcars. The following fleet statistics and performance discussion exclude the boxcar fleet.

Fleet utilization was 99.1% at the end of the fourth quarter, compared to 99.3% at the end of the prior quarter and 99.3% at 2023 year end. During the fourth quarter, the renewal lease rate change of the GATX Lease Price Index (LPI) was 26.7%.

This compares to 26.6% in the prior quarter and 33.5% in the fourth quarter of 2023. The average lease renewal term for railcars included in the LPI during the fourth quarter was 60 months, compared to 59 months in the prior quarter and 65 months in the fourth quarter of 2023. The 2024 fourth-quarter renewal success rate was 89.1%, compared to 82.0% in the prior quarter and 87.1% in the fourth quarter of 2023. For the full-year 2024, asset remarketing income was $119.9 million and total investment volume was $1,162.4 million.

Additional fleet statistics, including information on the boxcar fleet, and macroeconomic data related to Rail North America’s business are provided in the attached Supplemental Information under Rail North America Statistics.

RAIL INTERNATIONAL
Rail International’s segment profit was $30.6 million in the fourth quarter of 2024, compared to $34.4 million in the fourth quarter of 2023. Full-year segment profit was $119.8 million in 2024, compared to $113.4 million in 2023. 2023 full-year results include a net positive impact of $0.3 million from Tax Adjustments and Other Items. Additional details are provided in the attached Supplemental Information under Impact of Tax Adjustments and Other Items.

2024 fourth-quarter segment profit was favorably impacted by more railcars on lease and negatively impacted by lower asset disposition gains and higher interest expense. Higher 2024 full-year segment profit was driven by more railcars on lease and higher lease rates on most car types.

As of Dec. 31, 2024, GATX Rail Europe’s (GRE) fleet consisted of over 30,000 cars and fleet utilization was 96.1%, compared to 95.9% at the end of the prior quarter and 95.9% at 2023 year end.

As of Dec. 31, 2024, Rail India's fleet consisted of approximately 10,600 railcars and fleet utilization was 100%, consistent with the end of the prior quarter and at 2023 year end.

For the full year 2024, total investment volume at Rail International was $232.9 million. Additional fleet statistics for GRE and Rail India are provided on the last page of this press release.

ENGINE LEASING
Engine Leasing reported segment profit of $35.7 million in the fourth quarter of 2024, compared to segment profit of $31.3 million in the fourth quarter of 2023. 2023 fourth-quarter results include a net negative impact of $2.6 million from Tax Adjustments and Other Items.

2024 full-year segment profit was $117.3 million, compared to $106.4 million in 2023. 2024 and 2023 full-year results include a net positive impact of $0.6 million and a net negative impact of $4.0 million, respectively, from Tax Adjustments and Other Items. Additional details are provided in the attached Supplemental Information under Impact of Tax Adjustments and Other Items.

Excluding these impacts, higher 2024 fourth-quarter and full-year segment profits were driven by the strong operating performance at the Rolls-Royce and Partners Finance affiliates and more engines under ownership at GATX Engine Leasing, the Company’s wholly owned engine portfolio.

COMPANY DESCRIPTION
At GATX Corporation (NYSE:GATX), we empower our customers to propel the world forward. GATX leases transportation assets including railcars, aircraft spare engines and tank containers to customers worldwide. Our mission is to provide innovative, unparalleled service that enables our customers to transport what matters safely and sustainably while championing the well-being of our employees and communities. Headquartered in Chicago, Illinois since its founding in 1898, GATX has paid a quarterly dividend, uninterrupted, since 1919.

TELECONFERENCE INFORMATION
GATX Corporation will host a teleconference to discuss 2024 fourth-quarter and full-year results. Call details are as follows:

Thursday, Jan. 23, 2025
11 a.m. Eastern Time
Domestic Dial-In: 1-800-715-9871
International Dial-In: 1-646-307-1963
Replay: 1-800-770-2030 (Domestic) or 1-609-800-9909 (International) / Access Code: 7785277

Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. A replay will be available on the same site starting at 2 p.m. (Eastern Time), Jan. 23, 2025.

AVAILABILITY OF INFORMATION ON GATX'S WEBSITE
Investors and others should note that GATX routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the GATX Investor Relations website. While not all of the information that the Company posts to the GATX Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in GATX to review the information that it shares on www.gatx.com under the “Investor Relations” tab.

FORWARD-LOOKING STATEMENTS

Statements in this Earnings Release not based on historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and, accordingly, involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance, or achievements to differ materially from those discussed. These include statements as to our future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects, or future events. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “outlook,” “continue,” “likely,” “will,” “would”, and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made, and are not guarantees of future performance. We do not undertake any obligation to publicly update or revise these forward-looking statements.

The following factors, in addition to those discussed in our other filings with the SEC, including our Form 10-K for the year ended December 31, 2023, could cause actual results to differ materially from our current expectations expressed in forward-looking statements:

•a significant decline in customer demand for our transportation assets or services, including as a result of:
◦prolonged inflation or deflation
◦high interest rates
◦weak macroeconomic conditions and world trade policies
◦weak market conditions in our customers' businesses
◦adverse changes in the price of, or demand for, commodities
◦changes in railroad operations, efficiency, pricing and service offerings, including those related to "precision scheduled railroading" or labor strikes or shortages
◦changes in, or disruptions to, supply chains
◦availability of pipelines, trucks, and other alternative modes of transportation
◦changes in conditions affecting the aviation industry, including global conflicts, geographic exposure and customer concentrations
◦customers' desire to buy, rather than lease, our transportation assets
◦other operational or commercial needs or decisions of our customers
•inability to maintain our transportation assets on lease at satisfactory rates and term length due to oversupply of assets in the market or other changes in supply and demand
•competitive factors in our primary markets, including existing or new competitors with significantly lower costs of capital
•higher costs associated with increased assignments of our transportation assets following non-renewal of leases, customer defaults, and compliance maintenance programs or other maintenance initiatives
•events having an adverse impact on assets, customers, or regions where we have a concentrated investment exposure
•financial and operational risks associated with long-term purchase commitments for transportation assets
•reduced opportunities to generate asset remarketing income
•inability to successfully consummate and manage ongoing acquisition and divestiture activities

•reliance on Rolls-Royce in connection with our aircraft spare engine leasing businesses, and the risks that certain factors that adversely affect Rolls-Royce could have an adverse effect on our businesses
•potential obsolescence of our assets
•risks related to our international operations and expansion into new geographic markets, including laws, regulations, tariffs, taxes, treaties or trade barriers affecting our activities in the countries where we do business
•failure to successfully negotiate collective bargaining agreements with the unions representing a substantial portion of our employees
•inability to attract, retain, and motivate qualified personnel, including key management personnel
•inability to maintain and secure our information technology infrastructure from cybersecurity threats and related disruption of our business
•exposure to damages, fines, criminal and civil penalties, and reputational harm arising from a negative outcome in litigation, including claims arising from an accident involving transportation assets
•changes in, or failure to comply with, laws, rules, and regulations
•environmental liabilities and remediation costs
•operational, functional and regulatory risks associated with climate change, severe weather events and natural disasters
•U.S. and global political conditions and the impact of increased geopolitical tension and wars, including the ongoing war between Russia and Ukraine on domestic and global economic conditions in general, including supply chain challenges and disruptions
•prolonged inflation or deflation
•fluctuations in foreign exchange rates
•deterioration of conditions in the capital markets, reductions in our credit ratings, or increases in our financing costs
•inability to obtain cost-effective insurance
•changes in assumptions, increases in funding requirements or investment losses in our pension and post-retirement plans
•inadequate allowances to cover credit losses in our portfolio
•asset impairment charges we may be required to recognize
•inability to maintain effective internal control over financial reporting and disclosure controls and procedures
•the occurrence of a widespread health crisis and the impact of measures taken in response.

FOR FURTHER INFORMATION CONTACT:
GATX Corporation
Shari Hellerman
Senior Director, Investor Relations, ESG, and External Communications
312-621-4285
shari.hellerman@gatx.com

(01/23/2025)

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In millions, except per share data)

	Three Months Ended December 31		Twelve Months Ended December 31
	2024	2023	2024	2023
Revenues
Lease revenue	$356.5	$323.6	$1,381.1	$1,251.4
Non-dedicated engine revenue	19.6	13.1	64.6	37.6
Marine operating revenue	—	0.8	—	6.9
Other revenue	37.4	31.2	139.8	115.0
Total Revenues	413.5	368.7	1,585.5	1,410.9
Expenses
Maintenance expense	97.7	90.7	381.6	344.8
Depreciation expense	104.5	98.2	402.4	376.3
Operating lease expense	7.9	9.0	33.9	36.0
Marine operating expense	—	1.1	—	6.5
Other operating expense	16.2	12.6	57.7	46.6
Selling, general and administrative expense	64.6	59.3	236.3	212.7
Total Expenses	290.9	270.9	1,111.9	1,022.9
Other Income (Expense)
Net gain on asset dispositions	28.0	25.2	138.3	130.3
Interest expense, net	(91.5)	(72.6)	(341.0)	(263.4)
Other income (expense)	1.4	(2.3)	(9.5)	(9.4)
Income before Income Taxes and Share of Affiliates’ Earnings	60.5	48.1	261.4	245.5
Income taxes	(8.1)	(6.4)	(60.0)	(58.7)
Share of affiliates’ earnings, net of taxes	24.1	24.3	82.8	72.4
Net Income	$76.5	$66.0	$284.2	$259.2

Share Data
Basic earnings per share	$2.10	$1.82	$7.80	$7.13
Average number of common shares	35.8	35.7	35.8	35.7

Diluted earnings per share	$2.10	$1.81	$7.78	$7.12
Average number of common shares and common share equivalents	35.9	35.8	35.9	35.7

Dividends declared per common share	$0.58	$0.55	$2.32	$2.20

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In millions)

	December 31	December 31
	2024	2023
Assets
Cash and Cash Equivalents	$401.6	$450.7
Restricted Cash	0.2	0.1
Receivables
Rent and other receivables	86.5	87.9
Finance leases (as lessor)	118.3	136.4
Less: allowance for losses	(5.7)	(5.9)
	199.1	218.4

Operating Assets and Facilities	14,330.6	13,081.9
Less: allowance for depreciation	(3,880.9)	(3,670.7)
	10,449.7	9,411.2
Lease Assets (as lessee)
Right-of-use assets, net of accumulated depreciation	165.4	212.0

Investments in Affiliated Companies	663.3	627.0
Goodwill	114.1	120.0
Other Assets	303.1	286.6
Total Assets	$12,296.5	$11,326.0

Liabilities and Shareholders’ Equity
Accounts Payable and Accrued Expenses	$217.1	$239.6
Debt
Borrowings under bank credit facilities	10.4	11.0
Recourse	8,215.3	7,388.1
	8,225.7	7,399.1
Lease Obligations (as lessee)
Operating leases	180.0	226.8

Deferred Income Taxes	1,127.3	1,081.1
Other Liabilities	107.5	106.4
Total Liabilities	9,857.6	9,053.0
Total Shareholders’ Equity	2,438.9	2,273.0
Total Liabilities and Shareholders’ Equity	$12,296.5	$11,326.0

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended December 31, 2024
(In millions)

	Rail North America	Rail International	Engine Leasing	Other	GATX Consolidated
Revenues
Lease revenue	$255.7	$84.7	$8.1	$8.0	$356.5
Non-dedicated engine revenue	—	—	19.6	—	19.6
Other revenue	29.4	6.1	0.1	1.8	37.4
Total Revenues	285.1	90.8	27.8	9.8	413.5
Expenses
Maintenance expense	78.9	18.0	—	0.8	97.7
Depreciation expense	70.0	20.1	10.7	3.7	104.5
Operating lease expense	7.9	—	—	—	7.9
Other operating expense	6.3	6.6	2.6	0.7	16.2
Total Expenses	163.1	44.7	13.3	5.2	226.3
Other Income (Expense)
Net gain on asset dispositions	27.0	0.8	—	0.2	28.0
Interest (expense) income, net	(62.2)	(18.7)	(11.6)	1.0	(91.5)
Other (expense) income	(2.2)	2.4	0.3	0.9	1.4
Share of affiliates' pre-tax (loss) earnings	(0.1)	—	32.5	—	32.4
Segment profit	$84.5	$30.6	$35.7	$6.7	$157.5
Less:
Selling, general and administrative expense					64.6
Income taxes (includes $8.3 related to affiliates' earnings)					16.4
Net income					$76.5

Selected Data:
Investment volume	$206.7	$42.8	$94.7	$5.1	$349.3

Net Gain on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$23.1	$0.4	$—	$0.1	$23.6
Residual sharing income	0.2	—	—	—	0.2
Non-remarketing net gains (1)	3.7	0.4	—	0.1	4.2
	$27.0	$0.8	$—	$0.2	$28.0
_________
(1) Includes net gains from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended December 31, 2023
(In millions)

	Rail North America	Rail International	Engine Leasing	Other	GATX Consolidated
Revenues
Lease revenue	$229.6	$77.5	$8.1	$8.4	$323.6
Non-dedicated engine revenue	—	—	13.1	—	13.1
Marine operating revenue	—	—	0.8	—	0.8
Other revenue	25.9	3.3	—	2.0	31.2
Total Revenues	255.5	80.8	22.0	10.4	368.7
Expenses
Maintenance expense	73.5	16.5	—	0.7	90.7
Depreciation expense	67.4	18.4	8.4	4.0	98.2
Operating lease expense	9.0	—	—	—	9.0
Marine operating expense	—	—	1.1	—	1.1
Other operating expense	5.7	3.2	2.9	0.8	12.6
Total Expenses	155.6	38.1	12.4	5.5	211.6
Other Income (Expense)
Net gain (loss) on asset dispositions	23.1	4.6	(2.5)	—	25.2
Interest (expense) income, net	(49.5)	(15.7)	(8.9)	1.5	(72.6)
Other (expense) income	(6.7)	2.8	0.7	0.9	(2.3)
Share of affiliates' pre-tax (loss) earnings	(0.1)	—	32.4	—	32.3
Segment profit	$66.7	$34.4	$31.3	$7.3	$139.7
Less:
Selling, general and administrative expense					59.3
Income taxes (includes $8.0 related to affiliates' earnings)					14.4
Net income					$66.0

Selected Data:
Investment volume	$322.1	$94.4	$—	$11.0	$427.5

Net Gain (loss) on Asset Dispositions
Asset Remarketing Income:
Net gains (losses) on disposition of owned assets	$23.3	$4.4	$(2.6)	$—	$25.1
Residual sharing income	0.1	—	0.1	—	0.2
Non-remarketing net (losses) gains (1)	(0.3)	0.5	—	—	0.2
Asset impairments	—	(0.3)	—	—	(0.3)
	$23.1	$4.6	$(2.5)	$—	$25.2
__________
(1) Includes net gains (losses) from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Twelve Months Ended December 31, 2024
(In millions)

	Rail North America	Rail International	Engine Leasing	Other	GATX Consolidated
Revenues
Lease revenue	$983.5	$333.6	$32.4	$31.6	$1,381.1
Non-dedicated engine revenue	—	—	64.6	—	64.6
Other revenue	115.5	16.7	0.1	7.5	139.8
Total Revenues	1,099.0	350.3	97.1	39.1	1,585.5
Expenses
Maintenance expense	306.9	70.7	—	4.0	381.6
Depreciation expense	271.1	78.7	37.8	14.8	402.4
Operating lease expense	33.9	—	—	—	33.9
Other operating expense	26.4	17.4	9.6	4.3	57.7
Total Expenses	638.3	166.8	47.4	23.1	875.6
Other Income (Expense)
Net gain on asset dispositions	132.8	4.5	0.6	0.4	138.3
Interest (expense) income, net	(232.1)	(71.4)	(41.9)	4.4	(341.0)
Other (expense) income	(5.4)	3.2	0.6	(7.9)	(9.5)
Share of affiliates' pre-tax earnings	—	—	108.3	—	108.3
Segment profit	$356.0	$119.8	$117.3	$12.9	$606.0
Less:
Selling, general and administrative expense					236.3
Income taxes (includes $25.5 related to affiliates' earnings)					85.5
Net income					$284.2

Selected Data:
Investment volume	$1,162.4	$232.9	$260.8	$18.3	$1,674.4

Net Gain on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$119.4	$1.7	$0.6	$0.3	$122.0
Residual sharing income	0.5	—	—	—	0.5
Non-remarketing net gains (1)	12.9	2.8	—	0.1	15.8
	$132.8	$4.5	$0.6	$0.4	$138.3
__________
(1) Includes net gains from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Twelve Months Ended December 31, 2023
(In millions)

	Rail North America	Rail International	Engine Leasing	Other	GATX Consolidated
Revenues
Lease revenue	$888.8	$296.6	$32.6	$33.4	$1,251.4
Non-dedicated engine revenue	—	—	37.6	—	37.6
Marine operating revenue	—	—	6.9	—	6.9
Other revenue	93.9	12.9	0.1	8.1	115.0
Total Revenues	982.7	309.5	77.2	41.5	1,410.9
Expenses
Maintenance expense	276.6	64.1	—	4.1	344.8
Depreciation expense	265.9	68.2	28.3	13.9	376.3
Operating lease expense	36.0	—	—	—	36.0
Marine operating expense	—	—	6.5	—	6.5
Other operating expense	25.9	10.4	7.3	3.0	46.6
Total Expenses	604.4	142.7	42.1	21.0	810.2
Other Income (Expense)
Net gain on asset dispositions	120.5	7.0	2.2	0.6	130.3
Interest (expense) income, net	(182.9)	(56.2)	(29.8)	5.5	(263.4)
Other (expense) income	(8.0)	(4.2)	0.2	2.6	(9.4)
Share of affiliates' pre-tax (loss) earnings	(0.6)	—	98.7	—	98.1
Segment profit	$307.3	$113.4	$106.4	$29.2	$556.3
Less:
Selling, general and administrative expense					212.7
Income taxes (includes $25.7 related to affiliates' earnings)					84.4
Net income					$259.2

Selected Data:
Investment volume	$976.9	$382.4	$267.3	$38.4	$1,665.0

Net Gain on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$111.7	$4.9	$2.9	$0.3	$119.8
Residual sharing income	0.4	—	0.5	—	0.9
Non-remarketing net gains (1)	8.4	2.4	—	0.3	11.1
Asset impairments	—	(0.3)	(1.2)	—	(1.5)
	$120.5	$7.0	$2.2	$0.6	$130.3
__________
(1) Includes net gains from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except per share data)

Impact of Tax Adjustments and Other Items on Net Income(1)

	Three Months Ended December 31		Twelve Months Ended December 31
	2024	2023	2024	2023
Net income (GAAP)	$76.5	$66.0	$284.2	$259.2
Adjustments attributable to consolidated pre-tax income:
Litigation claims settlements (2)	$—	$—	$3.3	$—
Environmental reserves (3)	—	—	10.7	—
Net (gain) loss on Specialized Gas Vessels at Engine Leasing (4)	—	2.6	(0.6)	4.0
Net gain on Rail Russia at Rail International (5)	—	—	—	(0.3)
Total adjustments attributable to consolidated pre-tax income	$—	$2.6	$13.4	$3.7
Income taxes thereon, based on applicable effective tax rate	$—	$—	$(3.5)	$—
Other income tax adjustments attributable to consolidated income:
Income tax rate changes (6)	$(6.0)	$(3.0)	$(6.0)	$(3.0)
Net operating loss valuation allowance adjustment (7)	—	(2.3)	—	(2.3)
Total other income tax adjustments attributable to consolidated income	$(6.0)	$(5.3)	$(6.0)	$(5.3)
Net income, excluding tax adjustments and other items (non-GAAP)	$70.5	$63.3	$288.1	$257.6

Impact of Tax Adjustments and Other Items on Diluted Earnings per Share(1)

	Three Months Ended December 31		Twelve Months Ended December 31
	2024	2023	2024	2023
Diluted earnings per share (GAAP)	$2.10	$1.81	$7.78	$7.12
Diluted earnings per share, excluding tax adjustments and other items (non-GAAP)	$1.93	$1.74	$7.89	$7.07

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(Continued)

Impact of Tax Adjustments and Other Items on Return on Equity(1)

	Twelve Months Ended December 31
	2024	2023
Return on Equity (GAAP)	12.1%	12.0%
Return on equity, excluding tax adjustments and other items (non-GAAP)	12.2%	12.0%
_________
(1)    In addition to financial results reported in accordance with GAAP, we compute certain financial measures using non-GAAP components. Specifically, we exclude the effects of certain tax adjustments and other items for purposes of presenting net income, diluted earnings per share, and return on equity because we believe these items are not attributable to our business operations. Management utilizes net income, excluding tax adjustments and other items, when analyzing financial performance because such amounts reflect the underlying operating results that are within management’s ability to influence. Accordingly, we believe presenting this information provides investors and other users of our financial statements with meaningful supplemental information for purposes of analyzing year-to-year financial performance on a comparable basis and assessing trends.
(2)    Expenses recorded for the settlements of litigation claims arising out of legacy business operations.
(3)    Reserves recorded for our share of anticipated environmental remediation costs arising out of prior operations and legacy businesses.
(4)    In 2022, we made the decision to sell the Specialized Gas Vessels. We have recorded gains and losses associated with the subsequent impairments and sales of these assets. As of December 31, 2023, all vessels had been sold.
(5)    In 2022, we made the decision to exit our rail business in Russia ("Rail Russia"). In 2023, we sold Rail Russia and recorded a gain on the final sale of this business.
(6)    Deferred income tax adjustments attributable to state tax rate reductions.
(7)    Valuation allowance adjustment associated with the realizability of state net operating losses in future tax years.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except leverage)
(Continued)

	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
Total Assets, Excluding Cash, by Segment
Rail North America	$7,741.1	$7,643.7	$7,416.0	$7,214.1	$6,984.9
Rail International	2,169.0	2,298.6	2,168.3	2,142.1	2,150.8
Engine Leasing	1,603.9	1,544.7	1,431.7	1,354.4	1,343.2
Other	380.7	389.1	382.8	389.3	396.3
Total Assets, excluding cash	$11,894.7	$11,876.1	$11,398.8	$11,099.9	$10,875.2
Debt and Lease Obligations, Net of Unrestricted Cash
Unrestricted cash	$(401.6)	$(503.7)	$(823.6)	$(479.1)	$(450.7)
Borrowings under bank credit facilities	10.4	11.1	10.7	10.8	11.0
Recourse debt	8,215.3	8,293.5	8,235.7	7,624.5	7,388.1
Operating lease obligations	180.0	187.5	209.3	215.2	226.8
Total debt and lease obligations, net of unrestricted cash	$8,004.1	$7,988.4	$7,632.1	$7,371.4	$7,175.2
Total recourse debt (1)	$8,004.1	$7,988.4	$7,632.1	$7,371.4	$7,175.2
Shareholders’ Equity	$2,438.9	$2,436.7	$2,343.4	$2,324.3	$2,273.0
Recourse Leverage (2)	3.3	3.3	3.3	3.2	3.2
 _________
(1)    Includes recourse debt, borrowings under bank credit facilities, and operating lease obligations, net of unrestricted cash.
(2)    Calculated as total recourse debt / shareholder's equity.

Reconciliation of Total Assets to Total Assets, Excluding Cash
Total Assets	$12,296.5	$12,379.9	$12,222.6	$11,579.1	$11,326.0
Less: cash	(401.8)	(503.8)	(823.8)	(479.2)	(450.8)
Total Assets, excluding cash	$11,894.7	$11,876.1	$11,398.8	$11,099.9	$10,875.2

 GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(Continued)

	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
Rail North America Statistics
Lease Price Index (LPI) (1)
Average renewal lease rate change	26.7%	26.6%	29.4%	33.0%	33.5%
Average renewal term (months)	60	59	61	64	65
Renewal Success Rate (2)	89.1%	82.0%	84.1%	83.4%	87.1%
Fleet Rollforward (3)
Beginning balance	102,697	102,086	101,687	101,167	100,656
Railcars added	1,126	1,474	1,337	1,422	1,688
Railcars scrapped	(309)	(360)	(389)	(375)	(354)
Railcars sold	(548)	(503)	(549)	(527)	(823)
Ending balance	102,966	102,697	102,086	101,687	101,167
Utilization	99.1%	99.3%	99.3%	99.4%	99.3%
Average active railcars	102,150	101,629	101,181	100,677	100,197
Boxcar Fleet Rollforward
Beginning balance	8,779	8,990	9,670	9,311	9,087
Railcars added	—	—	—	587	424
Railcars scrapped	(349)	(211)	(555)	(228)	(152)
Railcars sold	(35)	—	(125)	—	(48)
Ending balance	8,395	8,779	8,990	9,670	9,311
Utilization	99.8%	99.8%	99.8%	99.8%	100.0%
Average active railcars	8,552	8,848	9,304	9,583	9,207
Rail North America Industry Statistics
Manufacturing Capacity Utilization Index (4)	77.6%	77.5%	78.2%	77.8%	78.7%
Year-over-year Change in U.S. Carloadings (excl. intermodal) (5)	(2.9)%	(3.3)%	(4.5)%	(4.2)%	0.7%
Year-over-year Change in U.S. Carloadings (chemical) (5)	4.1%	4.2%	4.3%	4.5%	(0.3)%
Year-over-year Change in U.S. Carloadings (petroleum) (5)	9.6%	10.4%	11.1%	7.7%	11.1%
Production Backlog at Railcar Manufacturers (6)	n/a (7)	39,752	45,238	46,413	51,836
_________
(1)    GATX's Lease Price Index (LPI) is an internally-generated business indicator that measures renewal activity for our North American railcar fleet, excluding boxcars. The LPI calculation includes all renewal activity based on a 12-month trailing average, and the renewals are weighted by the count of all renewals over the 12 month period. The average renewal lease rate change is reported as the percentage change between the average renewal lease rate and the average expiring lease rate. The average renewal lease term is reported in months and reflects the average renewal lease term in the LPI.
(2)    The renewal success rate represents the percentage of railcars on expiring leases that were renewed with the existing lessee. The renewal success rate is an important metric because railcars returned by our customers may remain idle or incur additional maintenance and freight costs prior to being leased to new customers.
(3)    Excludes boxcar fleet.
(4)    As reported and revised by the Federal Reserve.
(5)    As reported by the Association of American Railroads (AAR).
(6)    As reported by the Railway Supply Institute (RSI).
(7)    Not available, not published as of the date of this release.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(Continued)

	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
Rail Europe Statistics
Fleet Rollforward
Beginning balance	29,953	29,649	29,371	29,216	29,102
Railcars added	196	410	388	322	371
Railcars scrapped or sold	(122)	(106)	(110)	(167)	(257)
Ending balance	30,027	29,953	29,649	29,371	29,216
Utilization	96.1%	95.9%	95.8%	95.3%	95.9%
Average active railcars	28,812	28,626	28,198	27,984	28,003

Rail India Statistics
Fleet Rollforward
Beginning balance	10,361	9,904	9,501	8,805	7,884
Railcars added	222	457	408	696	921
Railcars scrapped or sold	—	—	(5)	—	—
Ending balance	10,583	10,361	9,904	9,501	8,805
Utilization	100.0%	100.0%	100.0%	100.0%	100.0%
Average active railcars	10,460	10,165	9,711	9,089	8,321